Exhibit 99.3

Enercom, Inc. The Oil and Gas Conference August 19-23, 2007

2 Forward-Looking Statements Certain matters discussed in this presentation, except for historical information contained herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this report, words such as “anticipates”, “believes”, “expects”, “estimates”, “intends”, “plans”, “projects” and similar expressions, as they relate to the Company or management, identify forward-looking statements. Forward-looking statements include, among other things, business strategy and expectations concerning industry conditions, market position, future operations, profitability, liquidity and capital resources. Management’s expectations and assumptions regarding Company operations and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in such statements are reasonable, we can give no assurance that such expectations will be correct.

Geokinetics Overview & Investment Highlights Richard Miles President & CEO Scott McCurdy Vice President & CFO

4 Geokinetics Overview Global full service provider – includes seismic data acquisition and seismic data processing and interpretation International and North America operations Fourth largest land, transition zone and shallow water seismic data acquisition company in the world 22 seismic crews Over 3,200 employees 82,000 channels

5 Investment Highlights Outstanding growth story, both organically and through acquisitions From 2004 to 2006, Geokinetics has grown crew count from 2 crews to 22 Expect to expand to 24 crews by year-end Revenue Growth from $43 million in 2005 to $225 million in 2006 with YTD June 30, 2007 Revenues of $183 million Outstanding return on invested capital of 1-3 year payback Fourth largest globally diversified land seismic data acquisition provider Robust industry fundamentals Strong backlog of $375+ million provides revenue visibility Highly experienced management team Equity offering provided clean balance sheet and financial flexibility for further organic and acquisitive growth

6 For twelve months ended June 30, 2007, on a pro forma basis, spent approximately $72.8 million purchasing state-of-the-art equipment Expanded recording capacity by net 19,500 channels or 31% Plan additional investment of $68.1 million for last six months of 2007 for organic growth Capital investment decisions are made based on an average expected payback of less than three years on an EBITDA basis Growth Strategy Specialize in Profitable, High-Growth Niches Leverage competitive advantage and expertise in difficult land environments and transition zones to maximize profitability and further expand geographic presence and services offered Provide a Broad Range of Services Provide a broad range of seismic services, from acquisition and processing to interpretation and management, to help customers better evaluate oil and gas reserves Enhance Asset Utilization and Operating Efficiency Completed 2 transformational acquisitions in last 19 months, improving operating efficiency and expanding geographic footprint internationally Paid 3.5 to 4 X Forward EBITDA Actively Pursue Strategic Acquisitions Seek to enhance the continuity of seismic crews, utilization and operating efficiency through greater customer and geographic diversification and upgraded equipment Invest in New and Technologically-Advanced Equipment

7 Outstanding Growth Story, Both Organically and Through Acquisitions Historical Crew Count Trace and Grant acquisitions added a total of 17 crews and 53,000 channels $72.8 million spent on a pro forma basis between July 1, 2006 and June 30, 2007, which included the addition of 2 crews and 19,500 net additional channels(1) Also, upgraded 4 crews during second half of 2006 and first half of 2007 Plan $68.1 million of capital expenditures in last six months of 2007 Currently plan to fund 2 new crews, upgrade 3 U.S. crews, and add approximately 15,000 new channels, net Historical Channel Count (1) Includes 4,500 net channels acquired by Grant subsequent to July 1, 2006 and before the date of acquisition in September 2006. (1) 6/30/07 6/30/07 9,000 14,000 32,000 75,000 8,000 7,000 18,000 35,000 - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 2004 2005 2006 3/31/2007 Seismic Channel Count Beginning Channels Trace Acquisition Grant Acquisition Organic Additions 32,000 75,000 82,000 9,000 2 3 9 20 2 6 11 - 5 10 15 20 25 2004 2005 2006 3/31/2007 Seismic Crew Count Beginning Crews Trace Acquisition Grant Acquisition Organic Additions 9 20 22 2

8 Revenue and Adjusted EBITDA Growth Revenue Growth Adjusted EBITDA Growth (1) (1) Adjusted EBITDA is adjusted for one time charges associated with the Grant IPO process and Grant acquisition. The majority of these were paid by the seller. (2) Pro forma for Geokinetics, Trace, and Grant. (3) Pro forma for Geokinetics and Grant. Trace already included in Geokinetics’ 2006 financial results. ($ in thousands) ($ in thousands) Up 262% Up 36% Up 23% Rapid historical financial growth since 2005 – driven primarily by Trace and Grant acquisitions 262% increase in revenue 1,541% increase in Adjusted EBITDA Strong pro forma financial performance since 2005 – driven primarily by organic growth 36% increase in revenue 23% in Adjusted EBITDA (2) (3) (2) (3) Up 1,541% Historical Pro Forma Historical Pro Forma $43,145 $62,175 $225,183 $242,907 $329,473 $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 2004 2005 2006 2005 PF 2006 PF $825 $1,417 $23,253 $31,014 $38,125 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 2004 2005 2006 2005 PF 2006 PF

Fourth Largest Global Land Data Acquisition Provider

Geokinetics' Competitive Advantages

- Consolidation improving competitive landscape and enhancing pricing power
- Multi-region and international presence
- Expertise in transition zones and difficult environments
- Strong relationships with diversified customer base – seismic is not a commodity service, compete through relationships and domain expertise
- High-quality, technologically advanced equipment – continuous technological improvement
- Highly skilled operators – experienced employees hard to find

North American Crews

Rank	Contractor	Total	%
1	Dawson Geophysical	14	21%
2	**Geokinetics** [(1)]	**13**	**20%**
3	CGGVeritas [(2)]	9	14%
4	Tidelands	8	12%
5	Global Geophysical	5	8%
	Other (10 Companies)	17	26%
	Total	**66**	**100%**

International Crews

Rank	Contractor	Total	%
1	Bur. Geophys. Prosp [(3)]	102	45%
2	Western GECO [(4)]	30	13%
3	CGGVeritas [(2)]	15	7%
4	**Geokinetics** [(1)]	**9**	**4%**
5	ENAGEO	7	3%
	Other (47 Companies)	65	29%
	Total	**228**	**100%**

Worldwide Crews

Rank	Contractor	Total	%
1	Bur. Geophys. Prosp [(3)]	102	35%
2	Western GECO [(4)]	30	10%
3	CGGVeritas [(2)]	24	8%
4	**Geokinetics** [(1)]	**22**	**7%**
	Other (58 Companies)	116	39%
	Total	**294**	**100%**

Geokinetics believes it is currently the fourth-largest global provider of seismic data acquisition services in land, transition zone and shallow water environments

Source: World Geophysical News ("WGN") as of April 15, 2007, SEC filings, and Company estimates.
(1) Per Company Management.
(2) Total worldwide count per CGG Veritas 424B5. North American and International split estimated by Company management.
(3) According to WGN, BGP reportedly has 62 crews in China and 40 crews in other countries.
(4) Total worldwide count per Schlumberger 10-K. North American and International split estimated by Company management.

9

10 Robust Industry Fundamentals N. America Seismic Crew Count and Oil Prices Source: World Geophysical News, Baker Hughes and Bloomberg N. America Rig Count and Oil Prices Seismic crew counts have steadily grown in response to commodity prices, but lag the increase in drilling rigs Seismic crew counts are still less than the lowest levels in the 1990s when oil prices were near $20 per barrel Pressure for continued growth in activity, even at lower commodity prices Oil companies reloading prospect inventories Resource plays are big drivers Technical advances drive activity and create barriers to entry Recent trend for larger and more specialized crews and equipment GAP 0 50 100 150 200 Jan-90 Dec-91 Nov-93 Oct-95 Sep-97 Aug-99 Jul-01 Jun-03 May-05 Apr-07 $0 $20 $40 $60 $80 U.S. Working Land Crews Canada Working Land Crews Oil Prices Current Working Land Crew Count: 66 0 600 1,200 1,800 2,400 Jan-90 Dec-91 Nov-93 Oct-95 Sep-97 Aug-99 Jul-01 Jun-03 May-05 Apr-07 $0 $20 $40 $60 $80 U.S. Land Canada Land Oil Prices Current Rig Count = 1,786

11 Total seismic data acquisition and data processing backlog in excess of $375 million as of June 30, 2007 North American backlog in excess of $170 million International backlog in excess of $205 million Remainder of 2007 nearly covered by current backlog, approximately 1/3rd of 2008 sold Strong Backlog Provides Revenue Visibility Backlog by Geography Backlog: $375 million International 55% North America 45%

12 Tracking Bid Requests Shows Growth in Demand $1.3B $650mm US Bid Activity 0 50 100 150 200 250 300 350 400 2004 2005 2006 2007 YTD July Bid Count

13 Recent Developments – 1H07 Financial Results Strong 1H07 Financial Results – Revenue of $182.6 million and EBITDA of $19.6 million Grant had revenue of $73.6 million and EBITDA of $7.6 million in the 1H06 Implies 1H06 combined revenue and EBITDA of $156.4 million and $18.2 million, respectively Year-over-year combined revenue and EBITDA growth of 17% and 8%, respectively EBITDA up 85% year-over-year; driven by Grant acquisition and organic growth 1H07 / 1H06 Comparative Actual Financial Results Six Months Ended % 6/30/2006 6/30/2007 Change (unaudited) Statement of Operations information: Revenues 82,844 $ 182,568 $ 120% Income (loss from operations) 7,023 5,643 -20% Interest expense, net (248) (13,762) 5449% Net income (loss) 3,902 (7,942) -304% Preferred dividends - 2,382 Net income (loss) applicable to common stockholders 3,902 $ (10,324) $ -365% Net income (loss) per common share - Diluted 0.66 $ (1.53) $ -332% Other Financial information (unaudited): EBITDA 10,584 19,615 85% Capital expenditures 2,962 32,618 Other Operating Data (at period end, unaudited): Crew count 9 22 144% Channel count 32,000 82,000 156%

14 Quarterly Pro Forma Financial Results Quarterly Pro Forma Revenue ($ in millions) Seasonality is prevalent in operations Results from a variety of factors including Canadian working season in 1Q and 4Q, and the budgeting cycle of international companies 2Q07 impacted primarily by severe weather in the U.S. and a job being declared force majeure Note: Adjusted EBITDA reflects $727k of Grant’s Abandoned IPO expenses and $12.9 million of expenses related to the Grant Acquisition consisting primarily of investment advisor and professional fees, payout under phantom stock plan and completion bonuses which are added back in 3Q06 in the chart above, but which actually occurred throughout 2006 up until Grant was acquired. ($ in millions) Quarterly Pro Forma Adjusted EBITDA $14.1 $4.2 $11.1 $8.6 $18.6 $1.0 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 3/31/06 6/30/06 9/30/06 12/31/06 3/31/07 6/30/07 $97.6 $58.8 $81.1 $91.9 $111.0 $71.6 $120.0 $100.0 $80.0 $60.0 $40.0 $20.0 $- 3/31/06 6/30/06 9/30/06 12/31/06 3/31/07 6/30/07

15 Capitalization (1) As of December 31, 2006 June 30, 2007, total cash and cash equivalents and restricted cash included $1.7 million and $1.6 million of restricted cash, respectively. Equity offering provides clean balance sheet and financial flexibility for further organic and acquisitive growth Capitalization as of June 30, 2007 ($ in thousands) 12/31/2006 6/30/2007 (Audited) (Unaudited) Cash and cash equivalents and restricted cash (1) $22,059 $13,138 Long-term debt and capital leases (including current portion): Credit facility - $13,876 Floating Rate Notes 110,000 - Other debt 7,169 4,701 Total debt $117,169 $18,577 Redeemable convertible preferred stock 56,077 58,455 Total stockholders' equity 28,595 138,872 Total capitalization $201,841 $215,904 Total Debt / Capitalization 58.1% 8.6%

Questions and Answers

Enercom, Inc. The Oil and Gas Conference August 19-23, 2007